Exhibit 99.1

NEWS FROM

For more information contact:

Kate Lowrey - VP of Investor Relations

(314) 213-7277 / klowrey@escotechnologies.com

ESCO REPORTS SECOND QUARTER FISCAL 2026 RESULTS

- Q2 Sales increase 33% to $309 Million -

- Q2 Entered Orders increase 42% to $378 Million -

- Q2 GAAP EPS from Continuing Operations increases 26% to $1.29 -

- Q2 Adjusted EPS from Continuing Operations increases 63% to $1.91 -

ST. LOUIS, May 7, 2026 – ESCO Technologies Inc. (NYSE: ESE) (ESCO, or the Company) today reported its operating results for the second quarter ended March 31, 2026 (Q2 2026).

Operating Highlights

•	Q2 2026 Sales increased $78 million (33.5 percent) to $309 million compared to $232 million in Q2 2025. Q2 2026 organic sales increased $30 million (12.8 percent) and Maritime contributed $48 million (20.7 percent) of revenue growth in the quarter.

•	Q2 2026 GAAP EPS from Continuing Operations increased 26.5 percent to $1.29 per share compared to $1.02 per share in Q2 2025. Q2 2026 Adjusted EPS from Continuing Operations increased 63.2 percent to $1.91 per share compared to $1.17 per share in Q2 2025.

•	Q2 2026 Entered Orders increased $113 million (42.4 percent) to $378 million (book-to-bill of 1.22), resulting in record backlog of $1.5 billion.

•	Net cash provided by operating activities was $135 million YTD, an increase of $88 million compared to the prior year period.

Bryan Sayler, Chief Executive Officer and President, commented, “Q2 was another excellent quarter, highlighted by $378 million in orders, 33% revenue growth, and 320 basis points of Adjusted EBITDA margin expansion. We saw broad-based revenue strength across our Navy, aerospace, Test, and utilities markets. It has been particularly encouraging to see a strong rebound in our Test business, with increasing orders driving solid revenue growth across many of their served markets.

“We believe this quarter’s results further demonstrate the strength of our strategic positioning and our ability to execute consistently and deliver sustainable value. ESCO has taken concrete steps to strengthen our business portfolio and we remain positive about the long-term outlook for our target markets. Across these markets, durable demand drivers continue to be in place, and we are excited for the future.”

Segment Performance

Aerospace & Defense (A&D)

•	Q2 2026 sales increased $60.7 million (67.7 percent) to $150.3 million from $89.6 million in Q2 2025. Organic sales increased $12.9 million (14.3 percent) and Maritime added $47.8 million (53.4 percent) of revenue growth in the quarter. Quarterly sales growth was led by strong performance in Navy, commercial aerospace, and military aerospace.

•	Q2 2026 EBIT increased $18.8 million to $43.0 million from $24.2 million in Q2 2025. Adjusted EBIT increased $18.9 million in Q2 2026 to $43.1 million (28.6 percent margin) from $24.2 million (27.0 percent margin) in Q2 2025. The 78 percent increase in Adjusted EBIT was driven by the addition of Maritime as well as leverage on higher volume, and price increases, partially offset by inflationary pressures and unfavorable mix.

•	Q2 2026 entered orders increased $87.3 million (90.4 percent) to $183.8 million (book-to-bill of 1.22), resulting in record backlog of $1.1 billion. Orders strength in the quarter was primarily driven by $53 million in orders at Maritime, $24 million in Virginia Class orders at Globe, and higher commercial aerospace OEM orders.

Utility Solutions Group (USG)

•	Q2 2026 sales increased $2.7 million (3.0 percent) to $93.5 million from $90.8 million in Q2 2025. Doble sales increased by $8.4 million (11.3 percent) while NRG sales decreased by $5.7 million (35.8 percent). Sales growth in the quarter was driven by higher protection testing, offline test equipment, and services revenue at Doble, partially offset by lower wind and solar revenue at NRG.

•	Q2 2026 EBIT increased $1.7 million to $22.5 million from $20.8 million in Q2 2025. Adjusted EBIT increased $2.2 million in Q2 2026 to $23.1 million (24.7 percent margin) from $20.9 million (23.0 percent margin) in Q2 2025. The 11 percent increase in Adjusted EBIT was driven by leverage on higher volume at Doble, price increases, and mix, partially offset by deleverage on lower volume at NRG and inflationary pressures.

•	Q2 2026 entered orders increased $9.1 million (9.9 percent) to $101.3 million (book-to-bill of 1.08), resulting in backlog of $162.5 million. Doble orders increased $15.5 million (20.3 percent) to $92.1 million due to strength in services, offline test equipment, and condition monitoring orders. NRG orders decreased $6.4 million (41.3 percent) to $9.2 million, primarily due to lower wind and solar orders.

RF Test & Measurement (Test)

•	Q2 2026 sales increased $14.1 million (27.5 percent) to $65.5 million from $51.4 million in Q2 2025. Sales growth in the quarter was primarily driven by higher U.S Test & Measurement (EMC) and filter sales for government funded data centers.

•	Q2 2026 EBIT increased $2.4 million to $8.8 million from $6.4 million in Q2 2025. Q2 2026 Adjusted EBIT increased $3.7 million to $10.1 million (15.4 percent margin) from $6.4 million (12.4 percent margin) in Q2 2025. The 59 percent increase in Adjusted EBIT was driven by leverage on higher volume and price increases, partially offset by inflationary pressures.

•	Q2 2026 entered orders increased $16.1 million (21.0 percent) to $93.1 million (book-to-bill of 1.42), resulting in ending backlog of $232.5 million. Orders strength in the quarter was driven by higher Test and Measurement (EMC) orders in the U.S. and EMEA, filter orders for government funded data centers, and multiple industrial shielding projects.

Megger Acquisition

As announced on April 15, 2026, ESCO has agreed to acquire Megger Group Limited. Megger will become part of ESCO’s Utility Solutions Group, creating a business of substantial scale and expanding our capabilities as a valued partner to utilities worldwide. All filings for regulatory approval are underway and we anticipate closing on the transaction in Q1 of fiscal 2027.

Business Outlook – FY 2026

FY 2026 Sales and Adjusted EPS Guidance Update:

•	Maintaining full year FY 2026 revenue guidance of $1.29 to $1.33 billion (18 to 21 percent growth over the prior year).

•	Raising full year Adjusted EPS guidance to be in the range of $8.00 - $8.25 per share (33 to 37 percent growth), which reflects a midpoint increase of $0.48 per share from our initial November guidance ($7.50 - $7.80) and $0.10 per share from our more recent February guidance update ($7.90 - $8.15).

•	Q3’26 Adjusted EPS is expected to be in the range of $2.05 - $2.15 per share (28 to 34 percent growth compared to Q3’25 Adjusted EPS).

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on July 17, 2026 to stockholders of record on July 2, 2026.

Conference Call

The Company will host a conference call today, May 7, at 4:00 p.m. Central Time, to discuss the Company’s Q2 2026 results. A live audio webcast and an accompanying slide presentation will be available in the Investor Center of ESCO’s website. Participants may also access the webcast using this registration link. For those unable to participate, a webcast replay will be available after the call in the Investor Center of ESCO’s website.

Forward-Looking Statements

Statements in this press release regarding Management’s intentions, expectations and guidance for fiscal 2026, including restructuring and cost reduction actions, sales, orders, revenues, margin, earnings, Adjusted EPS, acquisition related amortization, and any other statements which are not strictly historical, are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. securities laws.

Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including but not limited to those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and the following: the impacts of climate change and related regulation of greenhouse gases; the impacts of labor disputes, civil disorder, wars including the conflicts involving Iran and Lebanon, elections, political changes, tariffs and trade disputes, terrorist activities, cyberattacks or natural disasters on the Company’s operations and those of the Company’s customers and suppliers; disruptions in manufacturing or delivery arrangements due to shortages or unavailability of materials or components; restrictions or closures of critical supply routes such as the Strait of Hormuz; other supply chain disruptions; inability to access work sites; the timing and content of future contract awards or customer orders; the timely appropriation, allocation and availability of Government funds; the termination for convenience of Government and other customer contracts or orders; weakening of economic conditions in served markets; the success of the Company’s competitors; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties or data breaches; the availability of acquisitions; delivery delays or defaults by customers; performance issues with key customers, suppliers and subcontractors; material changes in the costs and availability of certain raw materials; material changes in the cost of credit; changes in laws and regulations including but not limited to changes in accounting standards and taxation; changes in interest, inflation and employment rates; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the integration and performance of acquired businesses.

Non-GAAP Financial Measures

The financial measures EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS are presented in this press release. The Company defines “EBIT” as earnings before interest and taxes, “EBITDA” as earnings before interest, taxes, depreciation and amortization, “Adjusted EBIT” and “Adjusted EBITDA” as excluding the net impact of the items described in the attached Reconciliation of Non-GAAP Financial Measures, and “Adjusted EPS” as GAAP earnings per share excluding the net impact of the items described and reconciled in the attached Reconciliation of Non-GAAP Financial Measures.

EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes EBIT, Adjusted EBIT, EBITDA, and Adjusted EBITDA are useful in assessing the operational profitability of the Company’s business segments because they exclude interest, taxes, depreciation, and amortization, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The presentation of EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.

About ESCO

ESCO Technologies is a global provider of highly engineered products and solutions serving diverse end-markets. It manufactures filtration and fluid control products, advanced composites, as well as signature and power management solutions for aviation, Navy, and industrial customers. ESCO is an industry leader in designing and manufacturing RF test and measurement products and systems; and provides diagnostic instruments, software and services to industrial power users and the electric utility and renewable energy industries. Headquartered in St. Louis, Missouri, ESCO and its subsidiaries have offices and manufacturing facilities worldwide. For more information on ESCO and its subsidiaries, visit ESCO’s website at www.escotechnologies.com.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
Net Sales	$309,341		231,777
Cost and Expenses:
Cost of sales	178,026		132,504
Selling, general and administrative expenses	62,830		54,294
Amortization of intangible assets	20,420		7,989
Interest expense	2,399		2,195
Other expenses (income), net	1,802		375
Total costs and expenses	265,477		197,357

Earnings before income taxes	43,864		34,420
Income tax expense	10,308		8,037

Earnings from continuing operations	33,556		26,383

Earnings from discontinued operations, net of tax expense of $363 and $1,429, respectively	1,177		4,650

Net earnings	$34,733		31,033

Diluted - GAAP
Continuing operations	$1.29		1.02
Discontinued operations	0.05		0.18
Net earnings	$1.34		1.20

Diluted - As Adjusted Basis
Continuing Operations	$1.91	(1)	1.17	(2)

Diluted average common shares O/S:	25,938		25,877

(1)	Q2 2026 Adjusted EPS from continuing operations excludes $0.62 per share of after-tax charges consisting of: $0.06 of Test & USG segment restructuring charges, $0.03 of Corporate acquisition costs and $0.53 of acquisition related amortization.

(2)	Q2 2025 Adjusted EPS from continuing operations excludes $0.15 per share of after-tax charges consisting primarily of acquisition related amortization.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Six Months Ended March 31, 2026		Six Months Ended March 31, 2025
Net Sales	$599,000		446,370
Cost and Expenses:
Cost of sales	347,766		256,718
Selling, general and administrative expenses	124,037		109,263
Amortization of intangible assets	40,744		15,982
Interest expense	5,279		4,452
Other expenses (income), net	1,832		(262)
Total costs and expenses	519,658		386,153

Earnings before income taxes	79,342		60,217
Income tax expense	17,095		13,527

Earnings from continuing operations	62,247		46,690

Earnings from discontinued operations, net of tax expense of $363 and $2,407, respectively	1,177		7,816

Net earnings	$63,424		54,506

Diluted - GAAP
Continuing operations	$2.40		1.81
Discontinued operations	0.05		0.30
Net earnings	$2.45		2.11

Diluted - As Adjusted Basis
Continuing Operations	$3.55	(1)	2.12	(2)

Diluted average common shares O/S:	25,909		25,854

(1)	YTD Q2 2026 Adjusted EPS from continuing operations excludes $1.15 per share of after-tax charges consisting primarily of: $0.07 of restructuring charges within Test, USG & A&D segments, $0.03 of Corporate acquisition costs and $1.05 of acquisition related amortization.

(2)	YTD Q2 2025 Adjusted EPS from continuing operations excludes $0.31 per share of after-tax charges consisting of: $0.01 of restructuring charges within the Test segment and $0.30 of acquisition related amortization.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited) - Continuing Operations basis

(Dollars in thousands)

	GAAP		As Adjusted
	Q2 2026	Q2 2025	Q2 2026	Q2 2025
Net Sales
Aerospace & Defense	$150,310	89,627	150,310	89,627
USG	93,529	90,767	93,529	90,767
Test	65,502	51,383	65,502	51,383
Totals	$309,341	231,777	309,341	231,777

EBIT
Aerospace & Defense	$42,967	24,217	43,062	24,219
USG	22,486	20,779	23,068	20,862
Test	8,773	6,369	10,095	6,369
Corporate	(27,963)	(14,750)	(9,011)	(9,648)
Consolidated EBIT	46,263	36,615	67,214	41,802
Less: Interest expense	(2,399)	(2,195)	(2,399)	(2,195)
Less: Income tax expense	(10,308)	(8,037)	(15,126)	(9,230)
Net earnings	$33,556	26,383	49,689	30,377

Note 1: Adjusted net earnings of $49.7 million in Q2 2026 exclude $16.2 million (or $0.62 per share) of after-tax charges consisting of: $0.06 of Test & USG segment restructuring charges, $0.03 of Corporate acquisition costs and $0.53 of acquisition related amortization.

Note 2: Adjusted net earnings of $30.4 million in Q2 2025 exclude $4.0 million (or $0.15 per share) of after-tax charges consisting primarily of acquisition related amortization.

EBITDA Reconciliation to Net earnings:			Q2 2026 -	Q2 2025 -
	Q2 2026	Q2 2025	As Adj	As Adj
Consolidated EBITDA	$73,100	49,685	76,380	49,912
Less: Depr & Amort	(26,837)	(13,070)	(9,166)	(8,110)
Consolidated EBIT	46,263	36,615	67,214	41,802
Less: Interest expense	(2,399)	(2,195)	(2,399)	(2,195)
Less: Income tax expense	(10,308)	(8,037)	(15,126)	(9,230)
Net earnings	$33,556	26,383	49,689	30,377

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited) - Continuing Operations basis

(Dollars in thousands)

	GAAP		As Adjusted
	YTD	YTD	YTD	YTD
	Q2 2026	Q2 2025	Q2 2026	Q2 2025
Net Sales
Aerospace & Defense	$294,139	171,495	294,139	171,495
USG	181,013	177,427	181,013	177,427
Test	123,848	97,448	123,848	97,448
Totals	$599,000	446,370	599,000	446,370

EBIT
Aerospace & Defense	$80,954	41,669	81,195	41,697
USG	42,015	41,268	42,647	41,351
Test	16,815	10,791	18,137	11,256
Corporate	(55,163)	(29,059)	(18,644)	(18,958)
Consolidated EBIT	84,621	64,669	123,335	75,346
Less: Interest expense	(5,279)	(4,452)	(5,279)	(4,452)
Less: Income tax	(17,095)	(13,527)	(25,998)	(15,983)
Net earnings	$62,247	46,690	92,058	54,911

Note 1: Adjusted net earnings of $92.1 million in YTD 2025 exclude $29.8 million (or $1.15 per share) of after-tax charges consisting of: $0.07 of restructuring charges within Test, USG, A&D segments, $0.03 of Corporate acquisition costs and $1.05 of acquisition related amortization.

Note 2: Adjusted net earnings of $54.9 million in YTD 2025 exclude $8.2 million (or $0.31 per share) of after-tax charges consisting of: $0.01 of restructuring charges within the Test segment and $0.30 of acquisition related amortization.

EBITDA Reconciliation to Net earnings:			YTD	YTD
	YTD	YTD	Q2 2026 -	Q2 2025 -
	Q2 2026	Q2 2025	As Adj	As Adj
Consolidated EBITDA	$137,951	90,710	141,427	91,430
Less: Depr & Amort	(53,330)	(26,041)	(18,092)	(16,084)
Consolidated EBIT	84,621	64,669	123,335	75,346
Less: Interest expense	(5,279)	(4,452)	(5,279)	(4,452)
Less: Income tax expense	(17,095)	(13,527)	(25,998)	(15,983)
Net earnings	$62,247	46,690	92,058	54,911

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	March 31, 2026	September 30 2025
Assets
Cash and cash equivalents	$92,252	101,350
Accounts receivable, net	256,835	253,554
Contract assets	103,532	90,730
Inventories	237,090	217,807
Other current assets	37,084	25,065
Total current assets	726,793	688,506
Property, plant and equipment, net	170,860	172,493
Intangible assets, net	682,372	723,973
Goodwill	761,181	761,931
Operating lease assets	48,977	47,707
Other assets	15,622	15,778
	$2,405,805	2,410,388

Liabilities and Shareholders’ Equity
Current maturities of long-term debt	$20,000	20,000
Accounts payable	106,677	96,534
Contract liabilities	269,402	216,590
Current income tax payable	5,619	62,007
Other current liabilities	98,667	113,017
Total current liabilities	500,365	508,148
Deferred tax liabilities	115,140	112,390
Non-current operating lease liabilities	45,707	44,403
Other liabilities	34,173	38,576
Long-term debt	125,000	166,000
Shareholders’ equity	1,585,420	1,540,871
	$2,405,805	2,410,388

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended March 31, 2026	Six Months Ended March 31, 2025
Cash flows from operating activities:
Net earnings	$63,424	54,506
(Earnings) loss from discontinued operations	(1,177)	(7,816)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	53,330	26,041
Stock compensation expense	6,565	5,323
Changes in assets and liabilities	7,304	(30,033)
Effect of deferred taxes	5,176	(1,714)
Net cash provided by operating activities - continuing operations	134,622	46,307
Net cash used by operating activities - discontinued operations	(59,340)	11,968
Net cash provided by operating activities	75,282	58,275

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(10,232)	-
Capital expenditures	(13,134)	(14,864)
Additions to capitalized software and other	(4,801)	(5,465)
Net cash used by investing activities - continuing operations	(28,167)	(20,329)
Net cash provided by investing activities - discontinued operations	1,540	(486)
Net cash used by investing activities	(26,627)	(20,815)

Cash flows from financing activities:
Proceeds from long-term debt and short term borrowings	110,000	66,000
Principal payments on long-term debt and short-term borrowings	(151,000)	(100,000)
Dividends paid	(4,143)	(4,130)
Other	(10,645)	(6,146)
Net cash used by financing activities	(55,788)	(44,276)

Effect of exchange rate changes on cash and cash equivalents	(1,965)	(1,750)

Net decrease in cash and cash equivalents	(9,098)	(8,566)
Cash and cash equivalents, beginning of period	101,350	65,963
Cash and cash equivalents, end of period	$92,252	57,397

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Other Selected Financial Data (Unaudited)

(Dollars in thousands)

Backlog And Entered Orders - Q2 2026	A&D	USG	Test	Total
Beginning Backlog - 1/1/26	$1,041,514	154,772	204,863	1,401,149
Entered Orders	183,783	101,267	93,146	378,196
Sales	(150,310)	(93,529)	(65,502)	(309,341)
Ending Backlog - 3/31/26	$1,074,987	162,510	232,507	1,470,004

Backlog And Entered Orders - YTD Q2 2026	A&D	USG	Test	Total
Beginning Backlog - 10/1/25	$803,002	143,460	187,175	1,133,637
Entered Orders	566,124	200,063	169,180	935,367
Sales	(294,139)	(181,013)	(123,848)	(599,000)
Ending Backlog - 3/31/26	$1,074,987	162,510	232,507	1,470,004

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – Q2 2026
EPS Continuing Operations – GAAP Basis – Q2 2026	$1.29
Adjustments (defined below)	0.62
EPS Continuing Operations – As Adjusted Basis – Q2 2026	$1.91

Adjustments of $0.62 per share consist of: $0.06 of restructuring charges within the Test & USG segments, $0.03 of Corporate acquisition costs and $0.53 of acquisition related amortization.

EPS – Adjusted Basis Reconciliation – Q2 2025
EPS Continuing Operations– GAAP Basis – Q2 2025	$1.02
Adjustments (defined below)	0.15
EPS Continuing Operations– As Adjusted Basis – Q2 2025	$1.17

Adjustments of $0.15 per share consist of acquisition related amortization.

EPS – Adjusted Basis Reconciliation – YTD Q2 2026
EPS Continuing Operations – GAAP Basis – YTD Q2 2026	$2.40
Adjustments (defined below)	1.15
EPS Continuing Operations – As Adjusted Basis – YTD Q2 2026	$3.55

Adjustments of $1.15 per share consist of: $0.07 of restructuring charges within the Test, USG and A&D segments, $0.03 of Corporate acquisition costs and $1.05 of acquisition related amortization.

EPS – Adjusted Basis Reconciliation – YTD Q2 2025
EPS Continuing Operations– GAAP Basis – YTD Q2 2025	$1.81
Adjustments (defined below)	0.31
EPS Continuing Operations– As Adjusted Basis – YTD Q2 2025	$2.12

Adjustments of $0.31 per share consist of: $0.01 of restructuring charges within the Test segment, and $0.30 of acquisition related amortization.